 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ____________________

FORM 8-K
  ____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100
  ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On May 11, 2020, MiMedx Group, Inc. (the “Company” or the "Registrant"), completed its repayment of the entire amount of the $10,000,000 Promissory Note dated April 20, 2020 (the “PPP Loan”) to Bank of America, NA which terminates the PPP Loan.
The PPP Loan was made under the Paycheck Protection Program offered by the U.S. Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act (as amended, modified or supplemented from time to time, the “CARES Act”). The material terms of the PPP Loan are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2020, under the heading “Paycheck Protection Program Loan under the CARES Act,” and such description is incorporated herein by reference.
Under the terms of the PPP Note, the Company had the right to repay the PPP Note without penalty.
Item 7.01    Regulation FD Disclosure.
On May 8, 2020, the Company issued a press release announcing that it had initiated repayment of the PPP Loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: May 11, 2020.	By:	/s/ Peter M. Carlson
Chief Financial Officer